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                                                                       EXHIBIT 2
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                             ASSET SALE AND PURCHASE

                                    AGREEMENT

                                     BETWEEN

                         ARCHER-DANIELS-MIDLAND COMPANY
                                   ("SELLER")

                                       AND

                             WORTHINGTON FOODS, INC.
                                    ("BUYER")

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                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I. CERTAIN DEFINITIONS ........................................... 1

    1.01 Acquired Assets ................................................. 1
    1.02 Action .......................................................... 1
    1.03 Affiliate ....................................................... 1
    1.04 Antitrust Laws .................................................. 2
    1.05 Authorization ................................................... 2
    1.06 Books and Records ............................................... 2
    1.07 Business ........................................................ 2
    1.08 Business Day .................................................... 2
    1.09 Closing ......................................................... 2
    1.10 Closing Date .................................................... 2
    1.11 Control ......................................................... 2
    1.12 Effective Time .................................................. 3
    1.13 Excluded Assets ................................................. 3
    1.14 Financial Information ........................................... 3
    1.15 Governmental Entity ............................................. 3
    1.16 Intellectual Property ........................................... 3
    1.17 Inventory ....................................................... 3
    1.18 IRS ............................................................. 3
    1.19 Knowledge ....................................................... 3
    1.20 Manufacturing Agreement ......................................... 3
    1.21 Material ........................................................ 3
    1.22 Person .......................................................... 4
    1.23 Products ........................................................ 4
    1.24 Taxes ........................................................... 4
    1.25 Technology ...................................................... 4
    1.26 Trademarks ...................................................... 4
    1.27 Trademark Assignment ............................................ 4
    1.28 Transaction Documents ........................................... 4
    1.29 United States ................................................... 4
    1.30 Other Definitions ............................................... 5

ARTICLE II. PURCHASE AND SALE OF ASSETS .................................. 5

    2.01 Sale and Purchase of the Business ............................... 5
    2.02 Issuance of the Worthington Shares .............................. 5
    2.03 Representations and Warranties of Seller Concerning its Purchase
           of the Worthington Shares ..................................... 5

ARTICLE III. CLOSING ..................................................... 6

    3.01 Actions to be Taken at Closing .................................. 6


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    3.02 Interdependence ................................................. 8
    3.03 Time and Place of Closing ....................................... 8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER ..................... 9

    4.01 Authority ....................................................... 9
    4.02 Authorizations .................................................. 9
    4.03 Compliance with Applicable Laws ................................. 9
    4.04 Financial Information ........................................... 9
    4.05 Finder's Fees and Commissions ................................... 10
    4.06 Intellectual Property ........................................... 10
    4.07 Litigation and Claims ........................................... 14
    4.08 Major Customers ................................................. 14
    4.09 Organization and Good Standing .................................. 15
    4.10 Permits ......................................................... 15
    4.11 Recent Conduct of the Business .................................. 15
    4.12 Intentionally Deleted ........................................... 15
    4.13 Taxes ........................................................... 15
    4.14 Title to Acquired Assets ........................................ 15
    4.15 Violations/Breaches ............................................. 16

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER ....................... 16

    5.01 Authority ....................................................... 16
    5.02 Authorizations .................................................. 17
    5.03 Finder's Fees and Commissions ................................... 17
    5.04 Litigation and Claims ........................................... 17
    5.05 Organization and Good Standing .................................. 17
    5.06 Violations/Breaches ............................................. 17
    5.07 Financial Statements ............................................ 17
    5.08 SEC Reports ..................................................... 18
    5.09 Capitalization of Buyer ......................................... 18
    5.10 Worthington Shares .............................................. 18

ARTICLE VI. COVENANTS .................................................... 18

    6.01 Access .......................................................... 18
    6.02 Additional Documents ............................................ 19
    6.03 Additional Records .............................................. 19
    6.04 Bulk Transfer Laws .............................................. 19
    6.05 Confidentiality ................................................. 19
    6.06 Cooperation in Litigation ....................................... 20
    6.07 Cooperation in Tax Matters ...................................... 20
    6.08 Cooperation of Third Persons .................................... 21
    6.09 Covenant Not to Compete ......................................... 21
    6:10 Efforts to Close ................................................ 21
    6.11 Employees ....................................................... 22


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    6.12 Expenses ........................................................ 22
    6.13 Intellectual Property Assignment/Recordation/Maintenance ........ 22
    6.14 No Shop ......................................................... 22
    6.15 Operation of the Business Prior to Closing ...................... 23
    6.16 Supplements to Schedules ........................................ 23
    6.17 Use of Technology ............................................... 23
    6.18 Use of Seller's Name or Reputation/Packaging Materials .......... 24

ARTICLE VII. ADDITIONAL POST-CLOSING AGREEMENTS .......................... 24

    7.01 Post-Closing Transition of Business ............................. 24
    7.02 Television Advertising .......................................... 24
    7.03 Product Development ............................................. 24
    7.04 Sales and Marketing Assistance to Buyer ......................... 25
    7.05 Trade Support by Seller ......................................... 25
    7.06 Manufacturing Transition ........................................ 25
    7.07 Registration Rights ............................................. 26
    7.08 Purchase of Ingredients from Seller ............................. 26

ARTICLE VIII. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE ................. 26

    8.01 Authorizations/Waiting Periods .................................. 26
    8.02 No Injunction/Order ............................................. 26
    8.03 Performance of Buyer's Obligations .............................. 26
    8.04 Buyer's Representations and Warranties True ..................... 26

ARTICLE IX. CONDITIONS TO BUYER'S OBLIGATION TO CLOSE .................... 27

    9.01 Authorizations/Waiting Periods .................................. 27
    9.02 No Injunction/Order ............................................. 27
    9.03 Performance of Seller's Obligations ............................. 27
    9.04 Seller's Representations and Warranties True .................... 27

ARTICLE X. INDEMNIFICATION AND ARBITRATION ............................... 27

   10.01 Indemnification by Seller ....................................... 27
   10.02 Indemnification by Buyer ........................................ 29
   10.03 Dispute Resolution .............................................. 31
   10.04 Damage Limitations .............................................. 32
   10.05 Termination of Indemnification .................................. 32
   10.06 Claims Under Manufacturing Agreement ............................ 33

ARTICLE XI. TERMINATION AND ABANDONMENT .................................. 33

   11.01 Termination ..................................................... 33
   11.02 Procedure and Effect of Termination ............................. 33

ARTICLE XII. MISCELLANEOUS ............................................... 33


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   12.01 Amendment and Modification ...................................... 34
   12.02 Waiver of Compliance ............................................ 34
   12.03 Survival of Representations and Warranties; Other Matters ....... 34
   12.04 Notices ......................................................... 34
   12.05 Exhibits and Schedules; Incorporation by Reference .............. 35
   12.06 Successors and Assigns .......................................... 35
   12.07 Entire Agreement ................................................ 36
   12.08 Severability .................................................... 36
   12.09 Captions ........................................................ 36

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                                    AGREEMENT


This is an ASSET SALE AND PURCHASE AGREEMENT, dated September 28, 1998 by and between Archer-Daniels-Midland Company, a Delaware corporation ("Seller") and Worthington Foods, Inc., an Ohio corporation ("Buyer"). Each of Seller and Buyer may hereinafter be referred to as a "Party" or, collectively, as "Parties."

This agreement ("Agreement") sets forth the terms and conditions upon which Seller will sell to Buyer, and Buyer will purchase from Seller, the Business (as hereinafter defined).

In consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the signatories hereto agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS


1.01 "ACQUIRED ASSETS" means only the following assets:

     (a)  the Books and Records;

     (b) to the extent transferable without the consent of any third party, all claims of Seller against third parties exclusively related to the Acquired Assets, including, without limitation, claims for past infringement or violation of rights associated with the Intellectual Property;

     (c) goodwill exclusively related to the Business not otherwise specifically identified herein; and

     (d)  the Intellectual Property.

     Notwithstanding the above, the Acquired Assets do not include any of the Excluded Assets.

1.02 "ACTION" means any dispute, controversy, claim, action, litigation, suit, cause of action, arbitration, mediation, or any proceeding by or before any mediator or Governmental Entity, or any investigation, subpoena, or demand preliminary to any of the foregoing.

1.03 "AFFILIATE" means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.



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1.04 "ANTITRUST LAWS" means the Sherman Act (as amended); the Clayton Act (as amended); the Hart-Scott-Rodino Antitrust Improvement Act of 1971 (as amended); the Federal Trade Commission Act (as amended); and all other statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws (whether foreign, federal, state, provincial, local or other) that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

1.05 "AUTHORIZATION" means any consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Governmental Entity, including, without limitation, any required filing with any Governmental Entity.

1.06 "BOOKS AND RECORDS" means all books, records and other documents (including, without limitation, customer lists and files; distribution lists; mailing lists; sales, marketing, promotional and advertising materials; Seller's pricing information (other than pricing information on sales of the Products to Pillsbury and pricing information relating to competitive activities permitted by Seller under Section 6.09 of this Agreement); operating, production and other manuals; plans; files; specifications; process drawings; computer programs, data and information; manufacturing and quality control records and procedures; research and development files) exclusively related to the Business and existing at the Effective Time.

1.07 "BUSINESS" means all rights, title and interests related to the manufacturing, packaging, distributing, marketing and selling of the Products under the Trademarks or in connection with or pursuant to any other Intellectual Property, provided that in no event shall the Business be construed to include the formulation, manufacture, marketing, packaging, distribution and sale of soy protein, meat substitute products to national fast food restaurant chains, including McDonalds, Burger King, Taco Bell, Wendy's and other similar national fast food restaurants or the other competitive activities permitted by Seller under Section 6.09 of this Agreement.

1.08 "BUSINESS DAY" means any day on which commercial banks in New York City are open for business providing substantially all services offered by such banks.

1.09 "CLOSING" means the closing of the transactions contemplated by this Agreement in accordance with the terms and upon the conditions set forth in this Agreement.

1.10 "CLOSING DATE" means the date on which the Closing occurs, as provided in
     Section 3.03 of this Agreement.

1.11 "CONTROL" means, with respect to a Person, the ownership by another Person of greater than 50% of the income or voting interests of such Person, or such other


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     arrangement as constitutes the ability to direct the management or affairs of such Person.

1.12 "EFFECTIVE TIME" means 9:00 a.m. Eastern Standard Time on the Closing Date.

1.13 "EXCLUDED ASSETS" means any and all assets not expressly listed as Acquired Assets, whether or not related to the Business.

1.14 "FINANCIAL INFORMATION" means the unaudited customer sales information set forth in Schedule 1.14.

1.15 "GOVERNMENTAL ENTITY" means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board or bureau or body or other governmental authority or instrumentality or any Person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state, provincial, local or other.

1.16 "INTELLECTUAL PROPERTY" means the Trademarks and the Technology, and such other trade names, service marks, brand names, copyrights, slogans, rights to trade dress, labels, advertising and designs, whether or not registered, as are owned as of the date hereof by Seller and are exclusively related to the Business, as well as all the registrations and applications for the foregoing, or, if not owned by Seller, that Seller has the right (whether with or without the consent of the owner thereof) to assign, license or sublicense to Buyer that are utilized exclusively in connection with the Business.

1.17 "INVENTORY" means the finished goods inventory relating to the Products manufactured by the Seller for the Pillsbury Company pursuant to the Agreement between the Seller and Pillsbury dated October 1,1995.

1.18 "IRS" means the United States Internal Revenue Service.

1.19 "KNOWLEDGE" means, in the case of an entity, the actual knowledge of the officers of such entity after reasonable investigation.

1.20 "MANUFACTURING AGREEMENT" means the Manufacturing Agreement between Buyer and Seller in the form attached hereto as Exhibit 1.20.

1.21 "MATERIAL" and its variations mean, with respect to an item, event, circumstance or condition, that such item, event, circumstance or condition, individually or in the aggregate, is reasonably likely to have a substantially adverse effect upon the assets, operations, financial condition or earnings of the Business.



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1.22 "PERSON" means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a Governmental Entity.

1.23 "PRODUCTS" means the products described in SCHEDULE 1.23.

1.24 "TAXES" means all foreign, federal, state, provincial, local or other taxes, fees, levies, duties or other assessments or charges of whatever kind (including, without limitation, income, sales, use, transfer, excise, stamp, property, value added, recording, registration, intangible, documentary, goods and services, real estate, sales, payroll, gains, gross receipts, withholding, and franchise taxes) imposed by the United States or any state, county or local government, subdivision or agency thereof, or any other jurisdiction outside the United States. Such term will include any interest, penalties, or additions payable in connection with such taxes, fees, levies, duties or other assessments or charges.

1.25 "TECHNOLOGY" means all of Seller's know-how, patented and unpatented formulas (including, without limitation, current and discontinued flavors and products, recipes and mixing instructions), improvements, trade secrets, research and results thereof, inventions, data, methods, processes, instructions, drawings, and specifications that are used for the production of the Products or otherwise used directly in the Business. Technology shall not be construed to include any rights or information with respect to formulation or manufacture of ingredients used to produce the Products.

1.26 "TRADEMARKS" means those trademarks, registrations and applications therefor that are set forth in SCHEDULE 1.26.

1.27 "TRADEMARK ASSIGNMENT" means the overall assignment of the Trademarks to Buyer from Seller, which will be in the form attached as EXHIBIT 1.27 or in such other form as agreed to in writing by Seller and Buyer. Individual Trademark assignment documents, by country, will be prepared and filed as stated in Section 6.13 of this Agreement.

1.28 "TRANSACTION DOCUMENTS" means collectively (a) this Agreement; (b) the Manufacturing Agreement; and (c) the Trademark Assignment, Bill of Sale and any other transaction document executed and delivered by Seller or Buyer to the other Party at the Closing. The phrase "the consummation of the transactions contemplated by this Agreement" or such similar phrases includes the execution and delivery of these Transaction Documents.

1.29 "UNITED STATES" means the United States of America.


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1.30 OTHER DEFINITIONS. Other terms defined in this Agreement, and the location where they are defined, are:

                                        Location
                                        --------
     "Act" ............................ Section 2.03
     "Bill of Sale" ................... Section 3.01(a)(i)
     "Exchange Act" ................... Section 5.08
     "Financial Statements" ........... Section 5.07
     "SEC" ............................ Section 5.08
     "SEC Reports" .................... Section 5.08
     "Securities Act" ................. Section 2.03
     "Worthington Shares" ............. Section 2.02


                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS


2.01 SALE AND PURCHASE OF THE BUSINESS. In accordance with the terms and upon the conditions of this Agreement, at the Closing Seller will sell, convey, assign, transfer and deliver to Buyer the Acquired Assets, and Buyer will purchase, acquire and accept, the Acquired Assets. Anything contained in this Agreement or in any of the other Transaction Documents to the contrary notwithstanding, Buyer will not assume pursuant to this Agreement or any of the other Transaction Documents any liabilities or obligations of Seller or any other Person, whether or not relating to the Business.

2.02 ISSUANCE OF THE WORTHINGTON SHARES. Upon the terms and subject to the conditions of this Agreement, as consideration for the sale of the Acquired Assets to Buyer, Buyer shall deliver to Seller at the Closing a number of duly authorized, validly issued, fully paid and nonassessable common shares of Buyer (the "Worthington Shares") determined by dividing $9,300,000 by the arithmetic average of the per share closing price of the common shares of Buyer as reported in The Wall Street Journal, Midwest Edition for each of the twenty (20) trading days immediately prior to the Closing; provided, however, that the number of Worthington Shares shall not be more than 581,250.

2.03 REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING ITS PURCHASE OF THE WORTHINGTON SHARES. Seller represents and warrants to Buyer that:

     (a) It will acquire the Worthington Shares solely for investment purposes and not with a view to the distribution thereof in violation of applicable securities laws.

     (b) It is an "accredited investor" within the meaning of Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act").


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     (c)  It recognizes and agrees that the certificates representing the
          Worthington Shares may be subject to appropriate stop transfer instructions to be given by Buyer to its transfer agent and shall have endorsed thereon a legend substantially as follows:

               The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state law, and may not be transferred without registration under the Act or such applicable state law unless an exemption from registration is available thereunder.

     (d) It understands that the Worthington Shares may not be sold, transferred or otherwise disposed of without registration under the Act or an available exemption therefrom.


                                   ARTICLE III
                                     CLOSING

3.01 ACTIONS TO BE TAKEN AT CLOSING. At the Closing, the following actions will be taken:

     (a)  Seller will deliver to Buyer, duly executed, the following:

          (i)  a bill of sale (the "Bill of Sale") in the form attached as
               EXHIBIT 3.01 (a)(i) or in such other form as agreed to in writing by Seller and Buyer for those Acquired Assets that will not be transferred pursuant to specific documents described elsewhere in this Section 3.01(a);

         (ii) a certificate by the President or Vice-President of Seller, in a form reasonably acceptable to Buyer, to the effect that, to the Knowledge of Seller, the warranties and representations set forth in Section 2.03 and in Article IV of this Agreement are true and correct in all material respects, and that all representations and warranties set forth in Article IV of this Agreement that are qualified as to materiality are true in all respects, as of the Closing;

        (iii) a short-form certificate of good standing and certificate of incorporation of Seller, in each case certified by the Secretary of State of the State of Delaware as of a date no more than 5 Business Days prior to the Closing Date;


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         (iv)   an assignment of the copyrights set forth in SCHEDULE 3.01
               (a)(iv) in such other form as agreed to in writing by Seller and Buyer;

          (v) an opinion of Seller's counsel with respect to the due authorization, execution and delivery of the Transaction Documents by Seller and the enforceability of the Transaction Documents against Seller in form reasonably satisfactory to Buyer;

         (vi) certified copies of any resolutions by Seller's board of directors, or any other necessary corporate actions of Seller, authorizing the execution and performance of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

        (vii)  the Trademark Assignment;

       (viii) assignments for the Trademarks in a form suitable for recording with the appropriate Governmental Entities, including proper notarization, authentication, legalization, execution and/or consularization by Seller, if needed;

         (ix) an agreement in form reasonably satisfactory to Buyer between Seller and The Pillsbury Company ("Pillsbury"), pursuant to which, among other things, (a) the Agreement dated October 1, 1995 between Seller and Pillsbury, pursuant to which Pillsbury marketed and distributed the Products, is terminated, (b) Pillsbury agrees to permit Producer to insert into packages of the Harvest Burger Products produced by Producer through December 31, 1998 a coupon and other information about the intended changes in distribution of the Products, (c) Pillsbury agrees that no Products shall be shipped by it after December 31, 1998 so long Seller notifies Pillsbury prior to such date the Seller or its designee shall begin distribution of the Products without the Green Giant trademarks, trade dress or UPC and (d) Pillsbury agrees to cooperate in the orderly transition of the sales and distribution functions related to the Products;

         (xi) such other documents as are, in the reasonable opinion of counsel for Seller and Buyer, necessary or advisable to transfer the Acquired Assets to Buyer.

     (b)  Buyer will deliver to Seller, duly executed, the following:

          (i) a certificate by the President or Vice-President of Buyer, in a form reasonably acceptable to Seller, to the effect that, to the Knowledge of Buyer, the warranties and representations set forth in

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


               Article V of this Agreement are true and correct in all material respects, and that all representations and warranties set forth in Article V of this Agreement that are qualified as to materiality are true in all respects, as of the Closing;

         (ii) a short-form certificate of good standing and certificate of incorporation of Buyer, in each case certified by the Secretary of State of the State of Ohio as of a date no more than 5 Business Days prior to the Closing Date;

        (iii) an opinion of Buyer's counsel with respect to the due authorization, execution and delivery of the Transaction Documents by Buyer to which it is a party, the enforceability of such Transaction Documents against Buyer and the status of the Worthington Shares in form reasonably satisfactory to Seller;

         (iv) certificates for the Worthington Shares, delivered as described in Section 2.02;

          (v) a receipt for the Acquired Assets in such form as agreed to by Seller and Buyer; and

         (vi) certified copies of any resolutions by Buyer's board of directors, or any other necessary corporate actions of Buyer, authorizing the execution and performance of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     (c) Seller and Buyer concurrently will duly execute and deliver to each other:

          (i) a certificate of its Secretary or an Assistant Secretary as to the incumbency of all officers executing documents in connection with the Transaction Documents; and

         (ii)  the Manufacturing Agreement.

3.02 INTERDEPENDENCE. The transfers and deliveries described in this Article Ill are mutually interdependent and are to be regarded as occurring simultaneously as of the Effective Time. Unless agreed to in writing by Seller and Buyer, no such transfer or delivery will become effective until all other transfers and deliveries provided for in this Article Ill have also become effective.

3.03 TIME AND PLACE OF CLOSING. Subject to the satisfaction or waiver of all of the conditions set forth in Articles VII and VIII, the Closing will take place at the offices of Buyer's counsel, Vorys, Sater, Seymour and Pease LLP, at 10:00 a.m. local time on the later of October -16, 1998 or 5 Business Days after receipt of all

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

     Authorizations necessary to consummate the sale by Seller and the purchase by Buyer, of the Acquired Assets, or on such other date as may be mutually agreed to in writing by Seller and Buyer.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER


Seller represents and warrants that the following are true and correct as of the date of this Agreement, and will be true and correct as of the Closing:

4.01 AUTHORITY. Seller has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. All corporate actions and proceedings on the part of Seller that are necessary to approve and authorize the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have, or prior to Closing will have, occurred, and, assuming proper execution and delivery by Buyer, this Agreement is enforceable against Seller in accordance with its terms and each of the other Transaction Documents to which it is a party will be so enforceable upon proper execution and delivery to Buyer.

4.02 AUTHORIZATIONS. No Authorization is needed by Seller for the execution, delivery, or performance of this Agreement or any of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, except as set forth in SCHEDULE 4.02 or where the failure to obtain such Authorization will not have a material adverse effect on the Business, the Products, this Agreement or the consummation of the transactions contemplated hereby.

4.03 COMPLIANCE WITH APPLICABLE LAWs. Except as set forth in SCHEDULE 4.03, to the Knowledge of Seller, the Business is being conducted in compliance in all Material respects with all statutes, laws, ordinances, rules, orders, and regulations and, since January 1, 1997, Seller has not received any written communication from a Governmental Entity or other Person that alleges the Business or the Products are not in such compliance. The Products and the packaging, advertising and promotion of the Products are in all Material respects in compliance with the United States Federal Food, Drug and Cosmetic Act, including the Nutrition Labeling and Education Act of 1990 and the regulations issued thereunder.

4.04 FINANCIAL INFORMATION. The Financial Information has been derived from the accounting books and records of Seller used as a basis for the preparation of the consolidated financial statements of Seller and presents fairly in all Material



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     respects the customer sales information for the Business on the basis described in SCHEDULE 1.14 for the periods covered by such Schedule, in accordance with past practices consistently applied.

4.05 FINDER'S FEES AND COMMISSIONS. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

4.06 INTELLECTUAL PROPERTY.

     (a)  Trademarks

          (i) Except as set forth in SCHEDULE 4.06(a)(i), the Trademarks listed on SCHEDULE 1.26 comprise all the trademarks registered in the United States and any other country that contain the "Harvest Burgers" name as well as all the trademarks registered in the United States or in any other country that are in current use in the Business.

         (ii) Except as set forth in SCHEDULE 4.06(a)(ii), Seller owns all Trademarks that use the "Harvest Burgers" name, as well as all the Trademarks in current use in the Business (whether or not they use the Harvest Burgers name), free and clear of any security interests, liens, pledges, claims, charges, licenses or options.

        (iii) Except as set forth in SCHEDULE 4.06(a)(iii), Seller is the owner of record title of all the Trademarks, not as a nominee or agent of any third party.

         (iv) Except as set forth in SCHEDULE 4.06(a)(iv), each of the Trademark registrations is valid and subsisting in the territory in which such Trademark is registered for use on the products for which such Trademark is currently being used in the Business.

          (v)  Except as set forth in SCHEDULE 4.06(a)(v):

               (A) no claims are currently being asserted against Seller, any Affiliate of Seller or any licensee of Seller (including Pillsbury) by any person regarding the use of any Trademarks, or challenging or questioning the validity of any Trademarks;

               (B) to the Knowledge of Seller, the use of the Trademarks, by Seller, any Affiliate of Seller or any licensee of the Seller

                    (including Pillsbury) does not infringe on any trademark, trade name or service mark of any third party; and

               (C) no Actions are pending or, to the Knowledge of Seller, threatened against Seller or any Affiliate of Seller or any licensee of the Seller (including Pillsbury) with respect to the Trademarks.

         (vi)  Except as set forth on SCHEDULE 4.06(vi):

               (A) the Trademarks are owned and used exclusively by Seller and there are no licenses, sublicenses, assignments, agreements, undertakings, restrictions or joint ownership agreements currently in effect pertaining to any of the Trademarks to which Seller or any Affiliate of Seller is a party, other than any intercompany licenses which will be terminated as of the Closing Date and a license to Pillsbury, which will be terminated in accordance with the provisions of this Agreement; and

               (B) no third party will have a right to use, license, terminate a license or acquire any of the Trademarks as a consequence of the consummation of the transactions contemplated by this Agreement.

        (vii) Except as set forth in SCHEDULE 4.06(a)(vii), no consent of any third party will be required for the use of any Trademark as a result of the consummation of the transactions contemplated by this Agreement.

       (viii) Except as set forth in SCHEDULE 4.06(a)(viii), there are no common law or state-registered trademarks that contain the Harvest Burgers name which are used by Seller or any Affiliate of Seller in the United States or in any other country other than exclusively in connection with the Business.

     (b)  TECHNOLOGY

          (i) Except as set forth in SCHEDULE 4.06(b)(i), the Technology comprises all of Seller's process knowledge necessary for Seller's conduct of the Business.

         (ii) Except as set forth in SCHEDULE 4.06(b)(ii), there are no security interests, liens, pledges, claims, charges, licenses or options on Technology.

        (iii)  Except as set forth in SCHEDULE 4.06(b)(iii):

               (A) no claims are currently being asserted against Seller or any Affiliate of Seller by any Person regarding the use of any Technology; or challenging or questioning Seller's ownership or right to use any Technology;

               (B) the use of such Technology does not infringe on any patent of any third party; and

               (C) no Actions are pending or, to the Knowledge of Seller, threatened against Seller or any Affiliate of Seller with respect to the use of Technology.

         (iv)  Except as set forth in SCHEDULE 4.06(b)(iv):

               (A) the Technology is owned and used exclusively by Seller and there are no licenses, sublicenses, assignments or joint ownership agreements currently in effect pertaining to use of any of the Technology to which Seller or any Affiliates of Seller is a party, other than any intercompany licenses which will be terminated as of the Closing Date; and

               (B) no third party will have a right to use, license, terminate a license or acquire any of the Technology as a consequence of the consummation of the transactions contemplated by this Agreement.

          (v) No consent of any third party will be required for the use of any Technology by Buyer as a result of the consummation of the transactions contemplated by this Agreement.

         (vi) Seller and its Affiliates have taken reasonable steps in accordance with customary industry standards to maintain the confidentiality of the Technology and to maintain and protect the Technology.

     (c)  MISCELLANEOUS INTELLECTUAL PROPERTY

          (i) Except as set forth in SCHEDULE 4.06(c)(i), the Intellectual Property (including the Trademarks and the Technology, above) comprises all of Seller's intellectual property necessary for Seller's conduct of the Business as it is currently conducted.

         (ii) Except as set forth in SCHEDULE 4.06(c)(ii), Seller owns all the Intellectual Property (except for the Trademarks and the

               Technology, which are addressed in Section 4.06(a) and 4.06(b) above).

        (iii)  Except as set forth in SCHEDULE 4.06(c)(iii):

               (A) no claims are currently being asserted against Seller or any Affiliate of Seller by any person regarding the use of any Intellectual Property (except for the Trademarks and the Technology, which are addressed in Section 4.06(a) and 4.06(b) above), or challenging or questioning the validity of any license or agreement relating to the use of any Intellectual Property (except for the Trademarks and the Technology, which are addressed in Section 4.06(c) and 4.06(b) above);

               (B) to the knowledge of Seller, the use of such Intellectual Property (except for the Trademarks and the Technology, which are addressed in Section 4.06(a) and 4.06(b) above), by Seller or any Affiliate of Seller does not infringe on any trademark, trade name or service mark of any third party; and

               (C) no Actions are pending or, to the Knowledge of Seller, threatened against Seller or any Affiliate of Seller with respect to the Intellectual Property (except for the Trademarks and the Technology, which are addressed in
                    Section 4.06(a) and 4.06(b) above).

         (iv)  Except as set forth on SCHEDULE 4.06(c)(iv):

               (A) there are no licenses, sublicenses, assignments, agreements, undertakings, restrictions or joint ownership agreements currently in effect pertaining to any of the Intellectual Property (except for the Trademarks and the Technology, which are addressed in Section 4.06(a) and 4.06(b) above) to which Seller or any Affiliate of Seller is a party, other than any intercompany licenses which will be terminated as of the Closing Date; and

               (B) no third party will have a right to use, license, terminate a license or acquire any of the Intellectual Property (except for the Trademarks and the Technology, which are addressed in Section 4.06(a) and 4.06(b) above) as a consequence of the consummation of the transactions contemplated by this Agreement.

          (v) No consent of any third party will be required for the use of any Intellectual Property (except for the Trademarks and the Technology, which are addressed in Section 4.06(a) and 4.06(b) above) as a result of the consummation of the transactions contemplated by this Agreement.


4.07 LITIGATION AND CLAIMS. Except as set forth in Schedule 4.07, there are no pending Actions relating to the Business or the Products with respect to which Seller or any of its Affiliates, or to the Knowledge of Seller, Pillsbury, has received service of process or has been threatened in writing and which:

     (a) involve a claim against Seller, any of its Affiliates or Pillsbury of, or which involve any unspecified amount which is reasonably expected to result in a liability to Seller, any of its Affiliates or Pillsbury of, more than fifty thousand United States dollars (US $50,000);

     (b) seek injunctive relief which would Materially affect Buyer's acquisition, ownership or operation of the Acquired Assets or the Business or its marketing and sale of the Products; or

     (c)  directly relate to the transactions contemplated by this Agreement.

     Except as set forth in SCHEDULE 4.07, there are no:

     (d) outstanding judgments, orders, writs, injunctions or decrees of any Governmental Entity against Seller or any of its Affiliates which have or are reasonably expected to have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement or to have a material adverse effect on Buyer's ownership or operation of the Acquired Assets or the Business or its marketing and sale of the Products;

     (e) Actions pending or, to the Knowledge of Seller, threatened against Seller or any of its Affiliates which have or are reasonably expected to have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement or to have a material adverse effect on Buyer's ownership or operation of the Acquired Assets or the Business or its marketing and sale of the Products).

     Except as set forth in SCHEDULE 4.07, to the Knowledge of Seller, neither Seller nor Seller's Affiliates is in Material default under any judgment, order or decree of any Governmental Entity applicable to the Business, the Acquired Assets or the Products.

4.08 MAJOR CUSTOMERS. To the Knowledge of Seller, since January 1,1998, neither Seller nor Pillsbury has received oral or written notice from any of its top 10 customers of either party related to the Business (as measured by sales volume during calendar year ended December 31, 1997) expressing its current intention to terminate 25% or more of its purchases of the Products.

4.09 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to own its properties and conduct the Business presently being conducted by it, except where not Material. Seller is duly licensed or qualified to transact business in each state or other jurisdiction in which the Business is currently transacted and applicable laws require such licensing or qualification.

4.10 PERMITS. To the Knowledge of Seller, Seller possesses all licenses, permits and other approvals of Governmental Entities necessary to enable it to carry on the Business as it is currently conducted, except where not Material.

4.11 RECENT CONDUCT OF THE BUSINESS. From January 1,1998, until the date of this Agreement, Seller has conducted the Business in all Material respects in the same manner as it has historically been conducted by Seller since January 1, 1994, and there has been no Material change in the Business, except for changes attributable to general economic conditions or relating to the consumer or food products industries generally or changes resulting from actions of Buyer or the announcement of the transactions contemplated by this Agreement.

4.12 INTENTIONALLY DELETED.

4.13 TAXES. All returns, reports and declarations of every nature required to be filed with respect to Taxes by or on behalf of Seller (either separately or as part of a consolidated group) prior to the Closing Date with respect to the Business have been timely filed (taking into account any extensions) and such returns, reports and declarations as so filed are complete and accurate and disclose all Taxes required to be paid for the periods covered thereby, except for any such failures to file and such errors which would not be Material.

4.14 TITLE TO ACQUIRED ASSETS. Seller has and will convey to Buyer good and marketable title to all of the Acquired Assets free and clear of any security interests, liens, pledges, claims, charges or options, except:

     (a)  as set forth in SCHEDULE 4.14 and

     (b) imperfections of title, security interests, liens, pledges, claims, charges or options, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the Acquired Assets to which they relate in the operation of the Business as currently conducted or reduce in any material respect the value of the Acquired Assets to Buyer (collectively, the "Permitted Liens");

     provided, however, that this representation and warranty will not apply to any Intellectual Property.

4.15 VIOLATIONS/BREACHES. Except as set forth in SCHEDULE 4.15, or where not Material, the execution, delivery and compliance with this Agreement and each of the other Transaction Documents to which it is a party by Seller will not, and the consummation by Seller of the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the Acquired Assets under, or require any consent, authorization or approval under:

     (a) any provision of the certificate of incorporation or by-laws of Seller;

     (b) any Material Agreement or permit to which Seller is a party or by which any of the Acquired Assets may be bound; or (c) to the Knowledge of Seller, any judgment, order or decree or any statute, rule, regulation, order, decree, administrative or judicial doctrine, or other law (whether foreign, federal, state, provincial, local or other) binding on or applicable to Seller, the Products, the Business or any of the Acquired Assets.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER


Buyer represents and warrants that the following are true and correct as of the date of this Agreement, and will be true and correct as of the Closing.

5.01 AUTHORITY. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate actions and proceedings on the part of Buyer that are necessary to approve and authorize the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have, or prior to Closing will have, occurred, and, assuming proper execution and delivery by Seller, this Agreement is enforceable against Buyer in accordance with its terms and such other Transaction Documents will be so enforceable upon proper execution and delivery to Seller.

5.02 AUTHORIZATIONS. Except for Authorization from NASDAQ National Market System related to the approval of the issuance of the Worthington Shares, no Authorization is needed by Buyer for the execution, delivery, or performance of this Agreement or any of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, except as set forth in SCHEDULE 5.02 or where the failure to obtain such Authorization will not have a material adverse effect on the Business, the Products, this Agreement or the consummation of the transactions contemplated hereby.

5.03 FINDER'S FEES AND COMMISSIONS. Neither Buyer nor its Affiliates have any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to the transactions contemplated by this Agreement for which Seller or any Affiliate of Seller could become liable or obligated.

5.04 LITIGATION AND CLAIMS. There are no pending Actions relating to the Business with respect to which Buyer has received service of process or has been threatened in writing and which: (a) seek injunctive relief which would Materially affect Buyer's acquisition, ownership or operation of the Acquired Assets or its marketing and sale of the Products; or (b) directly relate to the transactions contemplated by this Agreement. There are no:
     (c) outstanding judgments, orders, writs, injunctions or decrees of any Governmental Entity against Buyer which have or could reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement; or (d) Actions pending or, to the Knowledge of Buyer, threatened against Buyer which have or could reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party or to conduct the Business after the Closing.

5.05 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio.

5.06 VIOLATIONS/BREACHES. Except where not Material, the execution, delivery and compliance with this Agreement and each of the other Transaction Documents to which it is party by Buyer will not, and the consummation by Buyer of the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party will not, conflict with, or result in any violation of or default under, or require any consent, authorization or approval under: (a) any provision of the articles of incorporation or code or regulations of Buyer; (b) any material contract to which Buyer is a party; or (c) to the Knowledge of Buyer, any judgment, order or decree or any statute, law, rule or regulation binding on or applicable to Buyer.

5.07 FINANCIAL STATEMENTS. Buyer has delivered to Seller: (a) audited balance sheets of Buyer as at December 31, in each of the years 1995, 1996 and 1997, and the related audited statements of income for each of the years then ended (the "Financial Statements"), and (b) an unaudited balance sheet of Buyer as at June 30, 1998, and the related unaudited statement of income for the six (6) month period then ended. Such financial statements fairly present in all material respects the financial condition and results of operations of Buyer as at the respective dates of and for the periods referred to in such financial statements in accordance with GAAP. Any interim financial statements are further subject to normal recurring year end adjustments (none of which, individually or in the aggregate, shall be material) and the absence of footnotes.

5.08 SEC REPORTS. Since January 1,1997, Buyer has timely filed with the Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the Exchange Act. (All the materials and documents filed with the SEC by Buyer since January 1,1997, are hereinafter referred to as the "SEC Reports.") The SEC Reports, copies of which have been delivered to Seller, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such SEC Reports, in light of the circumstances in which they were made, not misleading.

5.09 CAPITALIZATION OF BUYER. SCHEDULE 5.09 hereto sets forth the authorized capitalization of Buyer and the number of shares of each class of stock of Buyer issued and outstanding thereof. All of such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and free of any claims of preemptive rights. Other than as set forth in SCHEDULE 5.09 or as created pursuant to this Agreement or stock option plans adopted prior to the date hereof by the Company and reflected in the Financial Statements and preferred stock purchase rights issued pursuant to a Shareholder Rights Plan, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements of any character relating to the issued or unissued capital stock of the Company obligating it to issue additional shares of capital stock.

5.10 WORTHINGTON SHARES. When delivered to Seller pursuant to the terms and conditions of this Agreement, the Worthington Shares will be duly authorized, fully paid and nonassessable common shares, without par value, of Buyer.


                                   ARTICLE VI
                                    COVENANTS


6.01 ACCESS. From the date of this Agreement through the Closing, Seller will permit Buyer, its employees, counsel and accountants to have reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of Seller relating to the Business; provided, however, that such access must not unreasonably interfere with the normal operations of Seller or the Business.

6.02 ADDITIONAL DOCUMENTS. From time to time after the Closing, Seller and Buyer will execute and deliver, without further consideration, such documents as either Party may reasonably request, in such form as may be appropriate, if necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

6.03 ADDITIONAL RECORDS. Within a reasonable time (but not more than 45 days) after Closing, Seller will provide to Buyer copies of books, records or other documents, if any, which were not exclusively related to the Business but which are necessary for the operation of the Business. Seller and its Affiliates may redact from such copies any information that does not relate to the Business, and Buyer will have the right to use such copies only in connection with its operation and ownership of the Business and its marketing and sale of the Products.

6.04 BULK TRANSFER LAWS. Buyer waives compliance by Seller with any laws relating to bulk transfers and bulk sales applicable to the transactions contemplated by this Agreement. Seller will indemnify Buyer from any third party Actions arising out of or related to the failure of Seller to comply with such bulk transfer and bulk sales laws.

6.05 CONFIDENTIALITY.

     (a) Buyer and Seller will each hold in strict confidence and not use for its own benefit the documents and information furnished concerning the other party, its assets, properties, the Products and Business. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and all such documents and all copies thereof shall immediately thereafter be returned to the party from whom received or, at the written request of such party from whom received, destroyed.

     (b) Except as otherwise expressly permitted by this Agreement, Seller and Buyer will not disclose the terms of the Transaction Documents to any Person other than such directors, officers, shareholders, employees, attorneys and accountants of Seller and Buyer and their financial advisors, or such other Persons acting on behalf of or in the interests of Seller and Buyer to whom disclosure of the terms of this Agreement is necessary for the consummation of the transactions contemplated hereby or the operation of the Business before or after the Closing or the operation of Seller's or Buyer's business otherwise. Any disclosure permitted by this Section 6.05(b) will be made on a confidential basis.

     (c) Notwithstanding anything to the contrary in this Agreement, Seller and Buyer may disclose the terms of this Agreement to any Person, whether by providing such Person with photocopies of all or portions thereof or otherwise: (i) to the extent required by applicable laws, rules or regulations; (ii) as may be required in the reasonable opinion of Seller or Buyer, as the case may be, in connection with the consummation of the transactions contemplated by this Agreement; (iii) as may be required, in the reasonable opinion of Seller or Buyer, as the case may be, in the defense of Seller or Buyer in any Action; or
          (iv) as may be legally required, in the reasonable opinion of counsel to Buyer or Seller, in any filings under the Act or the Exchange Act.

     (d) Any press releases, public announcements or similar publicity with respect to this Agreement or the transactions contemplated hereby must be approved by both Seller and Buyer in advance, provided that such approval may not be unreasonably withheld or delayed, and further provided that nothing herein will prevent either Seller or Buyer, upon reasonable notice to the other, from making public announcements to comply with the requirements of law or any listing agreement with any securities exchange or NASDAQ or to inform their respective employees of the transactions contemplated by this Agreement.

     (e) Subject to the principles set forth in Section 6.05(c)(i) (except for applicable laws, rules or regulations related to the SEC and Section 6.05(c)(iii)), Buyer will not disclose, and will cause its employees, counsel and accountants not to disclose, to any Person, any information relating to the cost structure of the Business as conducted by the Seller that is made available to Buyer, its employees, counsel or accountants. Buyer will be responsible for any breach of this Section 6.05(e) by any of Buyer's employees, counsel, accountants or other advisors.

6.06 COOPERATION IN LITIGATION. Seller, and Buyer will, in the defense of any third-party Action relating to the Business or the Products, make available during normal business hours, but without unreasonably disrupting their respective businesses, all personnel and records of the Business and the Products reasonably necessary to permit the effective defense or investigation of such Action. If business information other than that pertaining to the Business or the Products, is contained in such records, Seller and Buyer will either agree that such information may be omitted or red acted by the producing Party, or will enter into appropriate secrecy commitments to protect such information.

6.07 COOPERATION IN TAX MATTERS. Seller and Buyer will make available during normal business hours, but without unreasonably disrupting their respective businesses, all personnel and records of the Business reasonably necessary in connection with: the filing of any Tax return, amended return or claim for refund;

     determining a liability for Taxes or a right to refund for Taxes; or conducting an audit or other proceeding in respect of Taxes.

6.08 COOPERATION OF THIRD PERSONS. Where the cooperation of third Persons such as insurers or trustees would be necessary in order for a Party to completely fulfill its obligations under the Transaction Documents, such Party will use all commercially reasonable efforts to cause such third Persons to provide such cooperation.

6.09 COVENANT NOT TO COMPETE. From the Closing Date until the later of (a) October 31, 2002 or (b) the termination of the Manufacturing Agreement, Seller will not for itself or for any of its Affiliates engage in any enterprise engaged in the business of manufacturing, marketing or selling meatless products that are the same or similar to the Products (in taste, texture, appearance or otherwise) anywhere in the United States or Canada. Notwithstanding the foregoing restriction, Seller may continue to manufacture and sell existing meatless products that are similar to the Products on a private label basis to the extent it sells such products to its existing customers identified on SCHEDULE 6.09. In addition, notwithstanding the foregoing restriction, Seller may negotiate and enter into agreement to manufacture meatless products that are similar to the Products pursuant to agreements with McDonalds, Burger King, Taco Bell, Wendy's and other similar national fast food restaurants.

6.10 EFFORTS TO CLOSE.

     (a) Seller and Buyer will use all commercially reasonable efforts to cause all of the conditions, as specified in Articles VII and VIII of this Agreement, to the obligations of the other to consummate the transactions contemplated hereby to be met as soon as practicable after the date of this Agreement.

     (b) Seller and Buyer will each use commercially reasonable efforts to obtain, as soon as practicable, the Authorizations that may be or become necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby and will cooperate fully with each other in promptly seeking to obtain such Authorizations.

     (c) Seller and Buyer will promptly take any and all of the following actions to the extent required to eliminate any concerns on the part of any Governmental Entity regarding the legality under any Antitrust Law of Buyer's purchase of the Business: (i) use commercially reasonable efforts to prevent the entry in an Action brought under any Antitrust Law of any preliminary or permanent injunction or other order that would prevent, delay or make unlawful the consummation of the transactions contemplated by this Agreement; (ii) in the event that such an injunction or order has been issued, promptly take any and all commercially reasonable actions necessary to vacate, modify or suspend such injunction or order so as to permit the consummation of the transactions contemplated by this Agreement as nearly as possible on the schedule contemplated by this Agreement, including, without limitation, appeal and the posting of a bond; and (iii) promptly take all other commercially reasonable actions necessary to avoid or eliminate each and every impediment under any Antitrust Law to the consummation of the transactions contemplated by this Agreement. The obligations contained in this Section 6.10 are in addition to and not in limitation of any other obligations of Seller and Buyer under this Agreement.

6.11 EMPLOYEES. No employees of Seller will be transferred to Buyer pursuant to the transactions contemplated by this Agreement.

6.12 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, Seller and Buyer will each bear its own costs and expenses.

6.13 INTELLECTUAL PROPERTY ASSIGNMENT/RECORDATION/MAINTENANCE. For purposes of this Section 6.13, the term "expenses" will include, without limitation, expenses of drafting, notarization, authentication, legalization and/or consularization.

     (a) Seller will prepare and will pay all expenses (whether incurred before or after the Effective Time) involved in preparing the Trademark assignment documents, by country, and obtaining appropriate signatures from Seller's representatives. Buyer will be responsible, and will pay all expenses (whether incurred before or after the Effective Time) involved in, obtaining appropriate signatures from Buyer's representatives on such Trademark assignment documents. Buyer shall pay all expenses in connection with recording such Trademark assignment documents with the appropriate Governmental Entities.

     (b) Seller will pay all bills for Trademark expenses which are received after the Effective Time but which relate to work performed for the benefit of Seller before the Effective Time or to costs to maintain the Trademarks up to the Effective Time. The phrase "work performed for the benefit of Seller" will not include any work, whether performed before or after the Effective Time, related to the transfer of the Trademarks to Buyer, other than that specifically assumed by Seller pursuant to Section 6.13(a) above.

6.14 NO SHOP. From the date of this Agreement until the earlier of (a) the termination of this Agreement pursuant to Section 11.01 and (b) December 31, 1998, Seller will not, and will cause its subsidiaries, Affiliates, agents, representatives, and any other person acting on behalf of Seller not to, directly or indirectly solicit, negotiate with respect to, actively facilitate or accept any offers for the purchase or sale of or otherwise transfer the Business, the Acquired Assets or the Products (other than in the ordinary course of business), or otherwise effect any transaction inconsistent with the transactions contemplated by this Agreement.

6.15 OPERATION OF THE BUSINESS PRIOR TO CLOSING. Except for actions taken pursuant to the prior written consent of Buyer, Seller from the date of this Agreement until the Closing will:

     (a)  conduct the Business in the ordinary course;

     (b) not transfer any of the Acquired Assets, other than in the ordinary course of business;

     (c) continue to meet the contractual obligations of, and pay obligations relating to, the Business as they mature in the ordinary course; and

     (d) maintain in the ordinary course the business relations of Seller with its suppliers, business customers and others with whom it has business relations in connection with the Business.

6.16 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Seller may deliver to the Buyer information supplementing or amending the representations and warranties, and the disclosures made in connection therewith in the Schedules. Such supplemental information will identify the specific item or event to be disclosed, and set forth Seller's good faith estimate of the adverse effect, if any, that such item or event will have on the Business. Any representation or warranty of Seller will be deemed to have been amended accordingly; provided, however, that no representation or warranty will be deemed to have been amended with respect to any Material supplement or amendment with respect to which Buyer has, within 5 Business Days of receipt of such supplement or amendment notified Seller of its desire to modify the terms of this Agreement as a result of such supplement or amendment, unless and until the parties have negotiated in good faith an appropriate modification to the terms of this Agreement to reflect such supplement or amendment.

6.17 USE OF TECHNOLOGY. To the extent that Buyer is operating the Business subsequent to the Closing Date using the same know-how, formulas (including, without limitation, current and discontinued flavors and products, recipes and mixing instructions), improvements, trade secrets, research and results thereof, inventions, data, methods, processes, instructions, drawings, and specifications that Seller and its Affiliates used in operating the Business prior to the Closing Date, or to the extent Seller makes such use in connection with the permitted competitive activities described in Section 6.09, Seller hereby waives any right, remedy or cause of action it might have against Buyer or any Affiliate of Buyer arising out of or related to such use, regardless of whether such know-how, patented and unpatented formulas (including, without limitation, current and discontinued flavors and products, recipes and mixing instructions), improvements, trade secrets, research and results thereof, inventions, data, methods, processes, instructions, drawings, and specifications constitute Technology transferred to Buyer under this Agreement. Further, Buyer grants to Seller a perpetual, nonexclusive, royalty free license to utilize the Technology in connection with the permitted competitive activities described in Section 6.09.

6.18 USE OF SELLER'S NAME OR REPUTATION/PACKAGING MATERIALS. Buyer will not operate the Business utilizing, based on or taking advantage of the name, reputation or corporate goodwill of Seller without the prior consent of Seller. Buyer will not utilize packaging, advertising, sales and promotional materials bearing any of Seller's corporate names, product identification numbers or consumer information telephone numbers after the Closing.


                                   ARTICLE VII
                       ADDITIONAL POST-CLOSING AGREEMENTS


7.01 POST-CLOSING TRANSITION OF BUSINESS. Subject to the terms of conditions of the agreement between Seller and Pillsbury referenced in Section 3.01(a)(x) of this Agreement, following the Closing, Buyer will commence as soon as is reasonably practicable the marketing, sales and distribution of the Products. Seller agrees to use its best efforts to assist Buyer in promptly transitioning the Business to Buyer, including, without limitation, providing assistance in implementing packaging changes and making changes in brokers and distribution network.

7.02 TELEVISION ADVERTISING. During each of the first three years following the Closing, Seller will provide, at its expense and at its advertising rates, for use by Buyer television advertising time having a market value of not less than $2.3 million during each of such three years, which time shall be used by Buyer to promote jointly the Products and/or Morningstar Farms Products owned by Buyer. Buyer shall be responsible for preparing, and the cost of preparing, each such television advertisement. Buyer agrees to provide copies of the advertisements to Seller prior to airing such commercials for Seller's review and approval, which approval shall not be unreasonably withheld or delayed.

7.03 PRODUCT DEVELOPMENT. Following the Closing and for the term of the Manufacturing Agreement, Seller will assist Buyer in developing new products to be marketed and sold by Buyer under the Harvest Burgers brand name. In addition, during such period, Seller will assist Buyer in developing enhancements to the existing Products. Any new formulas, recipes or manufacturing technology developed by Buyer with the assistance of Seller shall belong to Buyer. Seller shall provide such assistance to Buyer only upon request of Buyer. If Seller provides such assistance at the request of Buyer, Buyer shall reimburse Seller for its direct cost, including internal costs, incurred in providing such assistance.

7.04 SALES AND MARKETING ASSISTANCE TO BUYER. During the term of the Manufacturing Agreement, Seller, at the request of Buyer, will provide assistance to Buyer in developing new business relationships to sell Products under the Harvest Burgers and Morningstar Farms brand names to food service businesses such as major restaurant chains. If Buyer requests such assistance from Seller, Seller shall be entitled to reimbursement from Buyer for its direct costs, including internal costs, incurred in providing such assistance. During the term of the Manufacturing Agreement, Seller and Buyer will endeavor to identify mutually beneficial opportunities for the production, marketing and sales of Harvest Burgers and Morningstar Farms Products in international markets. Seller agrees to discuss with Buyer a possible business relationship between Buyer and Haldane in the United Kingdom. During the term of the Manufacturing Agreement, Buyer shall generally discuss with Seller, at least quarterly, its current sales and marketing reports and plans relating to the Harvest Burger Products. (provided, however, that Buyer shall under no circumstance be required to discuss in any respect its sales and marketing reports or plans relating to the food service industry).

7.05 TRADE SUPPORT BY SELLER. Seller will provide $300,000 to provide trade support of the Harvest Burger Products and to otherwise assist Buyer in communicating with the trade and customers concerning packaging changes involving the Harvest Burger Products during the fourth quarter of 1998. Seller and Buyer shall discuss and mutually agree on the expenditure of such funds. Up to $100,000 of such funds shall be used to reimburse Buyer in connection with the production of one or more television commercials focusing on the transition of the Products from Pillsbury to Buyer, which commercials the parties agree shall air during the fourth quarter of 1998 as soon as is reasonably practicable following the completion of such commercials.

7.06 MANUFACTURING TRANSITION. Consistent with the agreement referenced in
     Section 3.01(a)(ix) to be entered into between Pillsbury and Seller, Seller agrees that it will cease manufacturing any of the Harvest Burger Products under the Green Giant label as soon as Buyer provides to Seller the new packaging materials for the Harvest Burger Products. Seller agrees to use its best efforts to ensure an orderly transition of the manufacture of the Harvest Burger Products for Pillsbury to Buyer as soon as is reasonably practicable. Seller acknowledges and agrees that Buyer shall have no obligations relating to any of the Inventory or any Harvest Burger Products that were manufactured by Seller for Pillsbury. Seller agrees to promptly notify Pillsbury at such time as Buyer delivers new packaging materials for the Harvest Burger Products and advise Pillsbury that, following such date, Seller shall no longer supply Products to Pillsbury.

7.07 REGISTRATION RIGHTS. Seller shall have registration rights with respect to the Worthington Shares as are set forth on SCHEDULE 7.07.

7.08 PURCHASE OF INGREDIENTS FROM SELLER. With respect to the ingredients that are produced by Seller that are used in Buyer's products, it is the current intention, but not the legal obligation, of Buyer to purchase from Seller a majority of such ingredients used in Buyer's products so long as such ingredients are functionally equivalent to the ingredients specified or otherwise sourced by Buyer for such products (with such functional equivalence being determined in the sole discretion of Buyer) and the terms and conditions of such purchase are not less favorable to Buyer than those offered to Buyer by competitors of Seller.



                                  ARTICLE VIII
                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE


All obligations of Seller to sell the Acquired Assets, to transfer the Business, and to perform any other action at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by Seller in whole or in part without written or oral notice of such waiver to Buyer.

8.01 AUTHORIZATIONS/WAITING PERIODS. All Authorizations necessary for the Closing will have been obtained, except where failure to obtain such Authorizations will not have a material adverse effect on Seller, the Business, this Agreement or the consummation of the transactions contemplated hereby.

8.02 NO INJUNCTION/ORDER. No preliminary or permanent injunction or other order will have been issued that would make unlawful the consummation of the transactions contemplated by this Agreement.

8.03 PERFORMANCE OF BUYER'S OBLIGATIONS. Buyer will have fully performed all commitments required by this Agreement to be performed prior to Closing (except for those which, in the aggregate, will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby) and will have delivered at the Closing the Worthington Shares and the documents required in Section 3.01(b) and (c).

8.04 BUYER'S REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Buyer contained in this Agreement will be true and correct in all material respects (except that all representations and warranties qualified as to materiality will be true in all respects) as of the Closing, except for those which, in the aggregate, will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE IX
                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE


All obligations of Buyer to purchase the Acquired Assets, to issue the Worthington Shares and to perform any other action at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by Buyer in whole or in part without written or oral notice of such waiver to Seller.

9.01 AUTHORIZATIONS/WAITING PERIODS. All Authorizations necessary for the Closing will have been obtained, except where failure to obtain such Authorizations will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby. In addition, the Worthington Shares will have been approved for issuance by the NASDAQ National Market System.

9.02 NO INJUNCTION/ORDER. No preliminary or permanent injunction or other order will have been issued that would make unlawful the consummation of the transactions contemplated by this Agreement.

9.03 PERFORMANCE OF SELLER'S OBLIGATIONS. Seller will have fully performed all commitments required by this Agreement to be performed prior to Closing, except for those which, in the aggregate are not Material, and will have tendered at the Closing the documents required in Section 3.01(a) and (c).

9.04 SELLER'S REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Seller contained in this Agreement will be true and correct in all material respects (except that all representations and warranties qualified as to materiality will be true in all respects) as of the Closing, except for those which, in the aggregate, are not Material.


                                    ARTICLE X
                         INDEMNIFICATION AND ARBITRATION


10.01 INDEMNIFICATION BY SELLER.

     (a) Subject to the terms and conditions of this Agreement, Seller will defend, indemnify and hold Buyer and its Affiliates harmless from and against: (i) all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable fees and expenses of attorneys incurred in investigation or defense of any third-party Action, but excluding fees, costs and expenses of attorneys, accountants, consultants or other experts or witnesses incurred in the investigation or prosecution of any non third-party Action) related to
          (A) any liability or obligation of Seller of any nature whatsoever which has not been expressly (and in writing) assumed by Buyer, including without limitation, any obligation or liability incurred in connection with the operation of the Business prior to the Closing or (B) any breach of a representation and warranty or covenant of Seller in this Agreement and (ii) all costs and expenses of Buyer (including, without limitation, reasonable fees and expenses of attorneys) incurred in connection with the successful enforcement of any rights of Buyer under the indemnity provided in this Section 10.01.

     (b) Promptly after receipt by Buyer of notice of any third-party Action in respect of which indemnity may be sought against Seller hereunder (for purposes of this Section 10.01, a "Buyer's Assertion"), Buyer will notify Seller in writing of the Buyer's Assertion, but the failure to so notify Seller will not relieve Seller of any liability it may have to Buyer, except to the extent Seller has suffered actual prejudice thereby. Seller will be entitled to participate in the defense of such Buyer's Assertion. If Seller, by written notice to Buyer within 30 days after receipt by Seller of notice of such Buyer's Assertion, acknowledges its responsibility to indemnify Buyer based on the facts alleged in the third-party Action and the Buyer's Assertion and if Seller elects to do so, Seller will also be entitled to assume the defense of such Buyer's Assertion, at its own expense, with counsel chosen by it which will be reasonably satisfactory to Buyer. With respect to any such Buyer's Assertion, Buyer will promptly provide Seller with: (i) notice and copies of any documents served upon Buyer; and (ii) all reasonable cooperation which Seller deems necessary to defend such Buyer's Assertion, including, without limitation, providing Seller and its attorneys access to any potentially-relevant documents, information, or individuals within the control of Buyer. If business information of Buyer other than that pertaining to the Business is contained in such documents or information, Seller and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Seller may have elected as provided above to assume the defense of any Buyer's Assertion, Buyer will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Buyer, but in such event the fees and expenses of Buyer (above those which would otherwise have been incurred) and such separate counsel will be paid by Buyer.

     (c) Notwithstanding anything in this Section 10.01 to the contrary: (i) Seller will have no obligation with respect to any Buyer's Assertion if, in connection therewith, Buyer, without the written consent of Seller, settles or compromises any Action or consents to the entry of any judgment (provided Seller has not rejected the Buyer's Assertion or failed to respond within the time allotted under Section 10.01(b) above to proper notice of the Buyer's Assertion, in which case Sellers obligation will be determined by mutual agreement between the Parties or under the procedures described in Section 10.03 below); and (ii) Seller will not, without the written consent of Buyer with respect to any Buyer's
          Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Buyer of a duly executed written release of Buyer from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Buyer; or (B) settle or compromise any Action in any manner that, in the reasonable judgment of Buyer or its counsel, may materially adversely affect Buyer or its Affiliates, it being acknowledged and agreed that any settlement or compromise pursuant to which the sole relief is monetary damages that are paid in full by Seller will not be deemed to materially adversely affect Buyer or its Affiliates.

     (d)  Upon the payment of any settlement or judgment pursuant to this
          Section 10.01 with respect to any Buyer's Assertion, Seller will be subrogated to all rights and remedies of Buyer and its Affiliates against any third party in respect of such Buyer's Assertion to the extent of the amount so paid by Seller.

     (e) The indemnity provided for by this Section 10.01 will be Buyer's and its Affiliates' exclusive source of recovery against Seller with respect to matters covered hereby.

10.02 INDEMNIFICATION BY BUYER.

     (a) Subject to the terms and conditions of this Agreement, Buyer will defend, indemnify and hold Seller and its Affiliates harmless from and against: (i) all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable fees and expenses of attorneys incurred in investigation or defense of any third-party Action, but excluding fees, costs and expenses of attorneys, accountants, consultants or other experts or witnesses incurred in the investigation or prosecution of any non third-party Action) related to
          (A) any liability or obligation of Buyer of any nature whatsoever including, without limitation, any liability or obligation of Buyer incurred in connection with Buyer's operation of the Business after the Closing; or (B) any breach of a representation and warranty or covenant of Buyer in this Agreement and (ii) all costs and expenses of Seller and its Affiliates (including, without limitation, reasonable fees and expenses of attorneys) incurred in connection with the successful enforcement of any rights of Seller under the indemnity provided in this Section 10.02.

     (b) Promptly after receipt by Seller of notice of any third-party Action in respect of which indemnity may be sought against Buyer hereunder (for purposes of this Section 10.02, a "Seller's Assertion"), Seller will notify

          Buyer in writing of the Seller's Assertion, but the failure to so notify Buyer will not relieve Buyer of any liability it may have to Seller or its Affiliates, except to the extent Buyer has suffered actual prejudice thereby. Buyer will be entitled to participate in the defense of such Seller's Assertion. If Buyer, by written notice to Seller within 30 days after receipt by Buyer of notice of such Seller's Assertion, acknowledges its responsibility to indemnify Seller based on the facts alleged in the third-party Action and the Seller's Assertion and if Buyer elects to do so, Buyer will also be entitled to assume the defense of such Seller's Assertion, at its own expense, with counsel chosen by it which will be reasonably satisfactory to Seller. With respect to any such Seller's Assertion, Seller will promptly provide Buyer with: (i) notice and copies of any documents served upon Seller or its Affiliates; and (ii) all reasonable cooperation which Buyer deems necessary to defend such Seller's Assertion, including, without limitation, providing Buyer and its attorneys access to any potentially- relevant documents, information, or individuals within the control of Seller or Seller's Affiliates. If business information of Seller or its Affiliates other than that pertaining to the Business is contained in such documents or information, Seller and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Buyer may have elected as provided above to assume the defense of any Seller's Assertion, Seller will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Seller, but in such event the fees and expenses of Seller (above those which would otherwise have been incurred) and such separate counsel will be paid by Seller.

     (c) Notwithstanding anything in this Section 10.02 to the contrary: (i) Buyer will have no obligation with respect to any Seller's Assertion if, in connection therewith, Seller or its Affiliates, without the written consent of Buyer, settle or compromise any Action or consent to the entry of any judgment (provided Buyer has not rejected the Seller's Assertion or failed to respond within the time allotted under
          Section 10.02(b) above to proper notice of the Seller's Assertion, in which case Buyer's obligation will be determined by mutual agreement between the Parties or under the procedures described in Section 10.03 below); and (ii) Buyer will not, without the written consent of Seller with respect to any Seller's Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Seller of a duly executed written release of Seller and its Affiliates from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Seller; or (B) settle or compromise any Action in any manner that, in the reasonable judgment of Seller or its Affiliates or their counsel, may materially adversely affect Seller or its Affiliates, it being acknowledged and agreed that any settlement or compromise pursuant to which the sole relief is monetary damages that are paid in full by Buyer will not be deemed to materially adversely affect Seller or its Affiliates.

     (d)  Upon the payment of any settlement or judgment pursuant to this
          Section 10.02 with respect to any Seller's Assertion, Buyer will be subrogated to all rights and remedies of Seller and its Affiliates against any third party in respect of such Seller's Assertion to the extent of the amount so paid by Buyer.

     (e) The indemnity provided for by this Section 10.02 will be Seller's and its Affiliates' exclusive source of recovery against Buyer with respect to matters covered hereby.

10.03 DISPUTE RESOLUTION.

     (a) Any Action asserted by Seller against Buyer or by Buyer against Seller (a "Claim") arising out of or related to the Transaction Documents, including, without limitation, any Claim for indemnification pursuant to Article X hereof or any issue as to whether or not a Claim is arbitrable, will be resolved pursuant to the procedures described in this Section 10.03.

     (b) Should any Claim arise, Seller and Buyer will first attempt to resolve such Claim by entering into good faith negotiations by or among their appropriate employees or officers. Such negotiations will commence as soon as practicable after Seller and Buyer have both received notice of such Claim, but no later than 10 days after such receipt, and will terminate 30 calendar days after such commencement. During negotiations, Seller and Buyer will not have the right to any discovery unless agreed to by both Seller and Buyer.

     (c) Any Claim which has not been resolved pursuant to Section 10.03(b) of this Agreement will be determined by arbitration. The arbitration will be conducted by three arbitrators, one of whom will be appointed by Seller, one of whom will be appointed by Buyer, and the third who will be chosen by the first two arbitrators. The arbitration will be held in a mutually agreed to location in Ohio and will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), except that the rules set forth in this Section 10.03(c) will govern such arbitration to the extent they conflict with the rules of the AAA. Costs of the arbitration will be shared equally by Seller and Buyer, except Seller and Buyer will each pay its own arbitrator, attorneys, accountants, consultants and other experts and witnesses. Seller and Buyer will use commercially reasonable efforts to cause the arbitration to be conducted in an expeditious manner. Seller and Buyer will use their commercially reasonable efforts to cause the arbitration to be completed within 60 days after final selection of the arbitrators. In the arbitration, Ohio law will govern, except to the extent that those laws conflict with the Commercial Arbitration Rules of the AAA and the provisions of this
          Section 10.03(c). There will be no discovery except as the arbitrators will permit following a determination by the arbitrators that the Person seeking such discovery has a substantial demonstrable need. All other procedural matters will be within the discretion of the arbitrators. In the event a Person fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators will fix a reasonable period of time for compliance and, if the Person does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed. The determination of the arbitrators will be final and binding on the Seller and Buyer. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

10.04 DAMAGE LIMITATIONS.

     (a) Notwithstanding anything to the contrary in the Transaction Documents, neither Seller nor Buyer will be permitted to recover from the other any consequential, indirect, or punitive damages arising out of or related to the Transaction Documents, regardless of the form of the Claim or Action, including, without limitation, Claims or Actions for indemnification, tort, breach of contract, warranty, representation or covenant.

     (b) Seller's aggregate liability arising out of or related to breaches of representations or warranties contained in this Agreement, regardless of the form of the Claim or Action, including, without limitation, Claims or Actions for indemnification, tort, breach of contract, warranty or representation, is limited to the amount by which all such liabilities exceed twenty-five thousand United States dollars
          (US $25,000).

     (c) Buyer's aggregate liability arising out of or related to breaches of representations or warranties contained in this Agreement regardless of the form of the Claim or Action, including, without limitation, Claims or Actions for indemnification, tort, breach of contract, warranty or representation, is limited to the amount by which all such liabilities exceed twenty-five thousand United States dollars (US $25,000).

10.05 TERMINATION OF INDEMNIFICATION. The obligation to indemnify a Person pursuant to Sections 10.01(a)(i)(B) and 10.02(a)(i)(B) will terminate when the applicable representation or warranty terminates pursuant to Section 12.03; provided, however, that such indemnification obligation will not terminate with respect to any item as to which the Person to be indemnified will have, prior to the expiration of the applicable period, previously delivered written notice (stating in reasonable detail the nature of, and factual and legal basis for, any Claim, and the provisions of this Agreement on which such Claim is made) to the other Party.

10.06 CLAIMS UNDER MANUFACTURING AGREEMENT. Anything contained in this Agreement to the contrary notwithstanding, a claim by Buyer or Seller for breach of the Manufacturing Agreement shall be asserted pursuant to the terms and conditions of the Manufacturing Agreement and, except as otherwise set forth in the Manufacturing Agreement, shall not be subject to the provisions of this Article X.


                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

11.01 TERMINATION. This Agreement may be terminated at any time prior to the
      Closing:

      (a)  by mutual written consent of Seller and Buyer;

      (b) by either of Seller or Buyer if the Closing has not occurred before December 31, 1998, provided that the terminating Person is not then in default hereunder; and

      (c) by either of Seller or Buyer if any Governmental Entity has issued a final, non-appealable order, decree or ruling permanently enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

11.02 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to Section 11.01 hereof, written notice thereof will promptly be given to all appropriate entities and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by either of Seller or Buyer, and without additional liability on the part of either of them or their Affiliates, directors, officers, shareholders, employees, contractors or agents, except for Sections 6.05, 6.12, 10.03 and 11.02 and any definitions pertaining thereto, which sections and definitions will continue to bind the Parties as necessary to effectuate their purpose. Nothing contained in this Section 11.02 will release either of Seller or Buyer from liability for any breach of this Agreement prior to its termination.

                                   ARTICLE XII
                                  MISCELLANEOUS


12.01 AMENDMENT AND MODIFICATION. The Transaction Documents may be amended, modified or supplemented only by the written agreement of Seller and Buyer.

12.02 WAIVER OF COMPLIANCE. Except as otherwise provided in the Transaction Documents, the failure by any Person to comply with any obligation, covenant, agreement or condition under such agreements may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Person to enforce at any time any of the provisions of such agreements will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of such agreements or any part thereof or the right of any Person thereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be a waiver of any other or subsequent breach.

12.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; OTHER MATTERS. Each and every representation and warranty of Seller or Buyer contained in this Agreement will survive any investigation and will not be extinguished by the Closing, but will survive for a period of 24 months from the Closing Date. No Party may initiate any Claim nor will any Party be responsible for any Action arising out of or related to a breach of a representation or warranty under this Agreement, regardless of the form of the Claim or Action, including, without limitation, indemnification, tort, breach of contract, warranty or representation, unless such Claim or Action is initiated prior to the expiration of the relevant representation or warranty. All other covenants and agreements of the Parties hereto are subject to all applicable statutes of limitation, statutes of repose and other similar defenses provided by law or equity.

12.04 NOTICES. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as a Party may provide by notice to the other:

Seller: Mailing                         Delivery
        -------                         --------

        Worthington Foods, Inc.         Worthington Foods, Inc.
        900 Proprietors Road            900 Proprietors Road
        Worthington, Ohio 43085         Worthington, Ohio 43085

        ATTENTION: Dale E. Twomley      ATTENTION: Dale E. Twomley

Buyer: Mailing                          Delivery
       -------                          --------

       Archer-Daniels-Midland Company   Archer-Daniels-Midland Company
       P.O. Box 1470                    4666 Faries Parkway
       Decatur Illinois 62525           Decatur, Illinois 62526

       ATTENTION: General Counsel

12.05 EXHIBITS AND SCHEDULES; INCORPORATION BY REFERENCE. The exhibits and schedules attached to this Agreement, each when executed and delivered, are incorporated by reference into and made a part of this Agreement. The fact that any document, asset, item, action, entity, event, condition, claim, agreement, or other matter (hereinafter collectively referred to as "Matter') is set forth or described or referred to in any one or more exhibits or schedules will not be construed as a representation, warranty, acknowledgment or admission by any Person or as evidence that such Matter is, or may at any time be or have been, Material or in any way significant to the transactions contemplated by this Agreement. Disclosure in any exhibit or schedule to this Agreement will be deemed to be disclosure in any exhibit(s) or schedule(s) where such disclosure would be appropriate or required.

12.06 SUCCESSORS AND ASSIGNS. The Transaction Documents will be binding upon and will inure to the benefit of the signatories thereto and their respective successors and permitted assigns. Except as otherwise set forth in the applicable Transaction Document, neither Seller nor Buyer may assign any of the Transaction Documents, or any of their rights or liabilities thereunder, without the prior written consent of the other Party, provided that: (a) Seller and Buyer may so assign in whole or in part, to one or more of their Affiliates; and (b) Buyer may so assign in whole or in part in connection with the sale of all or substantially all of the assets of the Business to any unaffiliated third party (regardless of the form of the transaction); provided however, that Seller will have no obligations whatsoever, including, without limitation, obligations to provide information or assistance in connection with such sale or the third party's financing thereof, and provided further that no such assignment will limit or otherwise affect Buyer's obligations hereunder.

12.07 ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement between the signatories hereto with respect to the subject matter thereof and will supersede all previous negotiations, commitments, and writings with respect to such subject matter. SELLER AND BUYER MAKE NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THE TRANSACTION DOCUMENTS.

12.08 SEVERABILITY. The illegality or partial illegality of any or all of the Transaction Documents, or any provision thereof, will not affect the validity of the remainder of such agreements, or any provision thereof, and the illegality or partial illegality of any such agreements will not affect the validity of any such agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes such agreements to no longer contain all of the material provisions reasonably expected by the signatories to be contained therein.

12.09 CAPTIONS. The captions appearing in the Transaction Documents are inserted only as a matter of convenience and as a reference and in no way define, limit or describe the scope or intent of such agreements or any of the provisions thereof.

12.10 COUNTERPARTS. The Transaction Documents may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one agreement.

12.11 GOVERNING LAW. The Transaction Documents will be governed by and construed in accordance with the laws of Ohio, whether common law or statutory, without reference to the choice of law provisions thereof.

IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ARCHER-DANIELS-MIDLAND COMPANY          WORTHINGTON FOODS, INC.

By:  /s/                                By: /s/ Dale E. Twomley
     ----------------------------          ------------------------------
                                            Dale E. Twomley, President
Its: GROUP VICE PRESIDENT
     ----------------------------

                                 SCHEDULE 1.14
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998


GREEN GIANT HARVEST BURGERS CASE VOLUME:
(NUMBERS REPRESENT THOUSANDS OF 12 PACKS)


                                                   HB
Month & Year                       Burgers     For Recipe      Total
-----------                        -------     ----------      -----

August 1998                         40.9          12.8         53.7
July 1998                           61.9          14.3         76.2
June 1998                           59.2          13.0         72.2
May 1998                            43.6          12.0         55.6
April 1998                          43.6          13.0         56.6
March 1998                          47.3          16.9         64.2
February 1998                       35.7          19.0         54.7
January 1998                        34.8          16.4         51.2

                                                   HB
Month & Year                       Burgers     For Recipe      Total
-----------                       -------      ----------      -----

December 1997                       38.3          16.1         54.4
November 1997                       36.6          16.1         52.7
October 1997                        39.8          21.2         61.0
September 1997                      54.5          16.6         71.1
August 1997                         42.0           8.1         50.7
July 1997                           39.2          15.2         54.4
June 1997                           62.2          16.6         78.8
May 1997                            80.6          14.9         95.5
April 1997                          47.5          13.3         60.8
March 1997                          50.1          14.7         64.8
February 1997                       50.2          14.6         64.8
January 1997                        59.6          14.6         74.2


                                                   HB
Month & Year                       Burgers     For Recipe      Total
-----------                        -------     ----------      -----

December 1996                       29.9          9.1          39.0
November 1996                       44.4         15.1          59.5
October 1996                        64.3         19.4          83.7
September 1996                                                 65.5
August 1996                                                    49.7
July 1996                           72.8          4.8          77.6
June 1996                           73.5          8.6          82.1
May 1996                            86.0          2.9          88.9
April 1996                          48.1         20.9          69.0
March 1996                          38.8          3.5          42.3
February 1996                       65.3         15.0          80.3
January 1996                        43.9         16.7          60.6


                                                   HB
Month & Year                       Burgers     For Recipe      Total
-----------                        -------     ----------      -----

December 1995                       29.2           --          29.2
November 1995                       52.1           --          52.1
October 1995                        54.0           .3          54.3
September 1995                                     --          58.8
August 1995                                        --          81.5
July 1995                                          --          42.2
June 1995                                          --          87.0
May 1995                                           --          40.6
April 1995                                         --          54.0
March 1995                                         --          70.5
February 1995                                      --          65.5
January 1995                                       --          76.9



ESTIMATED FOOD SERVICE & DRY RETAIL SALES NUMBERS
-------------------------------------------------


1995                                                            Number of Cases
----                                                            ---------------

Frozen (48 - 3.2 oz. Burgers/Case)                                   4,780
Dry Mix (45 - 4 oz. Pouch & 30 - 6 oz. Pouch)                          759
Dry Mix (9 - 20 oz. Pouch & 6 - 30 oz. Pouch)                        2,326
10 kg. Bag                                                           5,129

1996                                                            Number of Cases
----                                                            ---------------
Frozen (48 - 3.2 oz. Burgers/Case)                                   7,457
Dry Mix (45 - 4 oz. Pouch & 30 - 6 oz. Pouch)                          486
Dry Mix (9 - 20 oz. Pouch & 6 - 30 oz. Pouch)                        1,667
10 kg. Bag                                                           3,060


1997                                                            Number of Cases
----                                                            ---------------
Frozen (48 - 3.2 oz. Burgers/Case)                                   6,863
Dry Mix (45 - 4 oz. Pouch & 30 - 6 oz. Pouch)                          418
Dry Mix (9 - 20 oz. Pouch & 6 - 30 oz. Pouch)                        1,398
10 kg. Bag                                                           3,256

1998 (January - July 31)                                        Number of Cases
------------------------                                        ---------------
Frozen (48 - 3.2 oz. Burgers/Case)                                   7,149
Dry Mix (45 - 4 oz. Pouch & 30 - 6 oz. Pouch)                        1,091
Dry Mix (9 - 20 oz. Pouch & 6 - 30 oz. Pouch)                          971
10 kg. Bag                                                           1,387



                                 SCHEDULE 1.23
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998


Harvest Burgers - Original Flavor

Harvest Burgers - Southwestern Style

Harvest Burgers - Italian Style

Harvest Burgers For Recipes

Harvest Burgers - Food Service Products

Harvest Burgers - Retail Dry Mixes

Breakfast Links

Breakfast Patties

                                 SCHEDULE 1.26
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998

TRADEMARK NAME
--------------


                                  Appln. Number     Reg. Number
    Country            Status      Appln. Date       Reg. Date    Renewal Date
---------------      ---------    -------------     ----------    -------------

HARVEST BURGERS

   Argentina           Pending         2054994
                                     30-Oct-96

   Benelux          Registered          768095          501664
                                     21-Aug-91       21-Aug-91       21-Aug-01

   Canada           Registered          688999          426854
                                     30-Aug-91       06-May-94       06-May-09

   Chile            Registered          237272          430086
                                     14-Apr-93       12-Aug-94       12-Aug-04

   Finland          Registered         3955/91          129991
                                     22-Aug-91       20-Jan-94       20-Jan-04

   Germany          Registered      A50837/29W         2060404
                                     23-Aug-91       23-Aug-91       23-Aug-01

   Italy            Registered     M191C006343        00625960
                                     30-Aug-91       30-Aug-91       30-Aug-01

   Japan             Abandoned         3-91832
                                     04-Sep-91

   New Zealand         Pending          288107
                                     18-Feb-98

   Peru                Pending          031984
                                     11-Feb-97

   Singapore        Registered       S/8041/91       S/8041/91
                                     27-Aug-91       27-Aug-91       27-Aug-01



                                  Appln. Number     Reg. Number
    Country            Status      Appln. Date       Reg. Date    Renewal Date
---------------      ---------    -------------     ----------    -------------

 United Kingdom     Registered        2158212         2158212
                                    14-Feb-98       14-Feb-98      14-Feb-08

 United States      Registered      74/128573         1665961
                                    07-Jan-91       26-Nov-91      26-Nov-01

 Uruguay               Pending         291234
                                    11-Nov-96

 Venezuela             Pending      17.922-91
                                    06-Sep-91



                              SCHEDULE 3.01(a)(iv)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                                 SCHEDULE 4.02
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                                 SCHEDULE 4.03
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                              SCHEDULE 4.06(a)(i)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                              SCHEDULE 4.06(a)(ii)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     "For Recipe"

                             SCHEDULE 4.06(a)(iii)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                              SCHEDULE 4.06(a)(vi)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                              SCHEDULE 4.06(a)(v)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998

None

                              SCHEDULE 4.06(a)(vi)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                             SCHEDULE 4.06(a)(vii)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                             SCHEDULE 4.06(a)(viii)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                              SCHEDULE 4.06(b)(i)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                              SCHEDULE 4.06(b)(ii)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                             SCHEDULE 4.06(b)(iii)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                              SCHEDULE 4.06(b)(iv)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                              SCHEDULE 4.06(c)(i)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                              SCHEDULE 4.06(c)(ii)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                             SCHEDULE 4.06(c)(iii)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998





     None

                              SCHEDULE 4.06(c)(iv)
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                                 SCHEDULE 4.07
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



          None

                                 SCHEDULE 4.14
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     None

                                 SCHEDULE 4.15
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                                 SCHEDULE 5.02
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998




     None

                                 SCHEDULE 5.09
                                 -------------

                            WORTHINGTON FOODS, INC.
                                 CAPITALIZATION


Authorized Capital Stock:   30,000,000 common shares, without par value,
                                11,750,859 common shares issued and
                                outstanding as of July 29, 1998; no material change since July 29, 1998.


                            2,000,000 preferred shares, without par value,
                                none issued or outstanding

                                 SCHEDULE 6.09
                               TO ASSET SALE AND
                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 28, 1998



     Food Club
     Bounty Gourmet
     Veggieland
     O'Neil Foods
     Overhill Farms
     Dixie USA

                                 SCHEDULE 7.07
                                 -------------


                          SELLER'S REGISTRATION RIGHTS



PROVISIONS APPLICABLE TO DEMAND REGISTRATION

         1. Seller may at any time after tenth month following the Closing Date request Buyer, in writing (a "Registration Notice"), to register any or all of the Worthington Shares then owned by Seller. Buyer shall use its best efforts to cause the number of Worthington Shares specified in such request to bee registered with the Securities and Exchange Commission ("SEC") as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith prepare and file as promptly as practicable with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act") to effect such registration (a "Demand Registration"). Seller's Registration Notice shall (i) specify the number of Worthington Shares intended to be offered and sold (the "Registration Shares"); (ii) express the present intention of Seller to offer or cause the offering of the Registration Shares for distribution; (iii) describe the nature or method of the proposed offer and sale of the Registration Shares, including the plan of distribution therefor; (iv) contain the undertaking of Seller to provide all such information and materials and take all such action as may be required in order to permit Buyer to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Buyer shall be obligated to use its best efforts to keep any such registration statement effective for the earlier of (i) twelve months from the date the registration statement becomes effective or (ii) the Termination Date (as defined in paragraph 2 below). Buyer will not be required to file and obtain effectiveness for more than one registration statement pursuant to this paragraph 1.

         2. The obligation of Buyer to register any Worthington Shares pursuant to a Demand Registration and to maintain the effectiveness of any registration statement shall expire on the second anniversary of the Closing Date (the "Termination Date").

         3. The obligation of Buyer to use its best efforts to cause the Worthington Shares to be registered under the Securities Act is subject to the limitation that Buyer will be entitled to postpone for a reasonable period of time, but not more than 90 days from the receipt of Seller's Registration Notice, the filing of any registration statement if at the time it receives such Registration Notice, Buyer, based on advice of its counsel, determines that such registration and sale (i) would interfere with any financing, acquisition, corporate reorganization or other material transaction involving Buyer or (ii) would require the disclosure of material information and such disclosure would adversely affect Buyer.

         4. In connection with any Demand Registration, other than a registration in connection with an underwritten offering, Buyer shall pay all SEC and blue sky registration and filing fees, fees and disbursements of legal counsel for Buyer, transfer agents' fees and fees and disbursements of any public accountants used by Buyer in connection with such registration (collectively, "Registration Expenses"); provided, however, that Registration Expenses do not include any of Seller's own expenses in connection with any Demand Registration, including any fees and expenses of Seller's own counsel and any brokerage fees or commissions or any underwriting discounts incurred in connection with Seller's sale of Worthington Shares, all of which expenses will be paid by Seller. If Seller seeks to offer and sell Worthington Shares in an underwritten offering, Seller will pay (or reimburse Buyer for) all Registration Expenses in excess of $15,000.


PROVISIONS APPLICABLE TO PIGGYBACK REGISTRATION

         1. If Buyer, at any time prior to the second anniversary of the Closing Date, proposes the registration under the Securities Act of an underwritten offering for cash of any of its equity securities, Buyer shall give notice of such proposed registration to Seller and shall use its best efforts to include in such registration the sale of such number of Worthington Shares as Seller shall request, within 14 days after the giving of such notice, upon the same terms (including the method of distribution) as such offering; provided that Buyer will not be required to provide notice to Seller or include in such registration any Worthington Shares owned by Seller if the proposed registration is primarily a registration of a stock option or other compensation plan or securities issued or issuable pursuant to any such plan or a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger of consolidation with, another corporation (a "Piggyback Registration").

         2. In connection with any Piggyback Registration, if the managing underwriters for such offering advise that the inclusion of all securities sought to be registered may interfere with an orderly sale and distribution or may materially adversely affect the price of such offering, the securities to be registered shall be included in such registration in accordance with the following priorities: first, all securities to be sold for the account of Buyer, and second, all securities to be sold for the account of Seller and all other selling shareholders (allocated pro rata based upon the number of shares that Seller and such other selling shareholders desire to sell in such offering), up to the limit specified by the managing underwriters.

         3. The Registration Expenses in connection with any Piggyback Registration shall be borne by Buyer.

PROVISIONS APPLICABLE TO DEMAND REGISTRATION AND PIGGYBACK REGISTRATION

         1. The registration rights of Seller provided for in this Schedule may not be transferred or assigned by Seller except to an affiliate of Seller.

         2. Anything contained herein to the contrary notwithstanding, the registration rights of Seller provided for in this Schedule will terminate immediately if Buyer engages in any transaction in which the outstanding shares of Buyer cease to be publicly traded.

         3. All capitalized terms used in this Schedule without definition shall have the meanings given to them in the Asset Sale and Purchase Agreement dated as of September 28, 1998 between Seller and Buyer.

                                                                    EXHIBIT 1.27

                              TRADEMARK ASSIGNMENT
                              --------------------


         WHEREAS, Archer-Daniels-Midland Company ("Assignor"), a Delaware corporation, with an address of 4666 Faries Parkway, Decatur, Illinois 62526, is the owner of the trademarks, registrations and applications identified in the attached Schedule;

         WHEREAS, Worthington Foods, Inc. ("Assignee"), an Ohio corporation, with an address of 900 Proprietors Road, Worthington, Ohio 43085, is acquiring from Assignor these trademarks, registrations and applications;

         NOW, THEREFORE, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby transfers and assigns to Assignee all of Assignor's rights, title and interest in and to the trademarks, registrations and applications identified in the attached Schedule, together with the goodwill of the business associated with these trademarks, registrations and applications.

         The rights transferred by this assignment include the right to bring all legal actions related to the trademarks, registrations and applications, including actions for any infringement of these, no matter whether the infringement occurred before or after the assignment, and the right to recover damages for such infringement.

        IN WITNESS WHEREOF, the Assignor has executed this instrument on this ______ day of ______________, 1998.





                                        ARCHER-DANIELS-MIDLAND COMPANY




                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________





STATE OF ___________ )
                     )SS
COUNTY OF___________ )


        The foregoing instrument was acknowledged before me this _____ day of _____________, 1998 by _____________, _______________ of Archer-Daniels-Midland
 Company. He is personally known to me.



(SEAL)                                        _________________________________
                                              Notary Public
                                              State of_________________________

                                                              EXHIBIT 3.01(a)(1)


                                  BILL OF SALE
                                  ------------


         BILL OF SALE, dated _______________, 1998, given by Archer-Daniels-Midland Company, a Delaware corporation ("Seller"), to Worthington Foods, Inc., an Ohio corporation ("Buyer").

         WHEREAS, Seller and Buyer have entered into the Asset Sale and Purchase Agreement dated September 25, 1998 (the "Sale Agreement") providing for, among other things, the sale by Seller of the Business and Acquired Assets to Buyer and the purchase by Buyer of the Business and Acquired Assets from Seller (terms used but not defined herein shall have the meanings ascribed to them in the Sale Agreement); and

         WHEREAS, Section 3.01 (a)(i) of the Sale Agreement provides for Seller to execute and deliver to Buyer a bill of sale conveying to Buyer all of Seller's right, title and interest in and to the Business and Acquired Assets;

         NOW, THEREFORE, on the terms and subject to the conditions of the Sale Agreement, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

          Seller hereby sells and assigns to Buyer, and transfers ownership to Buyer of, all of its right, title and interest in and to the Business and Acquired Assets.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale on the date first written above.



                                        ARCHER-DANIELS-MIDLAND COMPANY




                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________



STATE OF ___________ )
                     )SS
COUNTY OF___________ )



        The foregoing instrument was acknowledged before me this ____ day of _______,1998 by _______________, the _______________, of Archer-Daniels-Midland
Company. He is personally known to me.


My Commission Expires:                      ___________________________________
                                            Notary Public, State of____________